Exhibit 10.2

SECOND AMENDMENT
TO
COLLABORATION SERVICES AGREEMENT
This SECOND AMENDMENT TO COLLABORTATION SERVICES AGREEMENT (this “Amendment”) is effective as of September 13, 2017 (the “Effective Date”), among The Scotts Company LLC, an Ohio limited liability company having its principal place of business at 14111 Scottslawn Road, Marysville, Ohio 43041 (“Scotts Company”), OMS Investments, Inc., a Delaware corporation having its principal place of business at 10250 Constellation Blvd., Suite 2800, Los Angeles, California 90067 (“OMS,” and together with Scotts Company, “Scotts”), and AeroGrow International, Inc., a Nevada corporation having its principal place of business at 6075 Longbow Dr., Suite 200, Boulder, Colorado 80301 (“AeroGrow”).  Scotts and AeroGrow are sometimes referred to herein collectively as the “Parties” and individually as a “Party.”
WHEREAS, the Parties are parties to that certain Collaboration Services Agreement, effective as of April 22, 2013, as amended by that First Amendment, effective July 15, 2016  (as amended and supplemented, the “Services Agreement”); and
WHEREAS, the Parties wish to amend the Services Agreement to include information technology support as set forth below.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:
Large-Sized Products and Lighting Products Services
1.	Amendment. Exhibit A of the Services Agreement is hereby amended and restated in its entirety with the Exhibit A attached hereto.
2.
Incorporation with Services Agreement. This Amendment is executed and delivered pursuant to the Services Agreement and shall be subject to the terms and conditions of, and interpreted in accordance with, the Services Agreement.  Except as amended hereby, the Services Agreement and each of the provisions contained therein shall remain in full force and effect as from the Effective Date.  Capitalized terms defined in the Services Agreement and not otherwise defined herein shall have the meanings given to them in the Services Agreement.

3.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Amendment.
[Signature page follows]

The Parties have caused this Amendment to be executed as of the Effective Date.

THE SCOTTS COMPANY LLC By: __________________________________ Name: Title:
OMS INVESTMENTS, INC. By: __________________________________ Name: Title:
AEROGROW INTERNATIONAL, INC. By: __________________________________ Name: Title:

EXHIBIT A

SCOPE OF SCOTTS SERVICES

•	Upon request, members of the Scotts’ BDP business development offices will help facilitate introductions and manage planning activities at Scotts large retail customers.
•	Upon request, members of Scotts’ BDP business development offices will help facilitate introductions to members of Scotts’ related support services team (such as accounting/finance/tax).
•	Upon request, Scotts’ team in Asia will provide sourcing, quality control and logistic support.

•	Upon request, Scotts will provide marketing services and regulatory compliance support.
•	Upon request, Scotts will provide information technology support services including (on a non-exclusive basis) hardware, networking, servers, video conferencing, security, helpdesk, etc.